Exhibit 99.1

NEWS RELEASE
Contact:
Tiffany Louder – Analysts/Investors
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Jennifer Allen – Media
LoyaltyOne
416-552-2275
jallen@loyalty.com

Alliance Data to Scale-Up Loyalty Presence in Europe and Asia via Acquiring
a Majority Stake in European-based BrandLoyalty

DALLAS, Nov. 5, 2013 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has reached an agreement, subject to customary closing conditions, for its LoyaltyOne business to take  a 60% ownership stake in Netherlands-based BrandLoyalty. Headquartered near Amsterdam in‘s-Hertogenbosch, BrandLoyalty is one of the largest and most successful data-driven loyalty marketers outside of the Americas.

About BrandLoyalty:  Founded in 1995, privately-held BrandLoyalty has grown from a small presence in loyalty marketing to a firm with 400 associates in 14 offices generating more than US$400 million in annual revenues.  Its traditional core loyalty offerings were further expanded into the digital space through its 2012 acquisition of Ice Mobile, a leading mobile applications player.  BrandLoyalty generates more than half of its sales from Germany, France and Italy in Europe, as well as key markets in Asia. Additional new markets are being developed, including Russia and China.  Alliance Data believes that BrandLoyalty’s organic growth rates of 8% top line and 10% EBITDA are sustainable for the long-term and consistent with Alliance Data’s model.

Product Offering: BrandLoyalty is a leader in transactional and emotional loyalty creating immediate changes in consumer behavior through promotional campaign-driven loyalty programs.  These programs are offered through leading grocers across Europe and Asia, and more than 2,000 individual programs have been executed since its founding.
For each program, the first step requires an understanding of the spending trends around the client’s trade area. BrandLoyalty begins by identifying spend patterns among local market consumers by using demographic information that it obtains from leading data firms.  The market data is then combined with the grocer’s data to establish a current market share benchmark for the grocer and to identify specific target segments within the grocer’s customer base most likely to respond.

A tailored promotional loyalty program is then created, designed to reward key customer segments based on their spending levels during a 12-20 week campaign period.  Each visit will result in a real-time award in some form of currency, such as points, which are collected and then redeemed for highly attractive merchandise that customers pick up from each store. Also, when consumers enroll in the program, a mobile app can be downloaded with which consumers can collect the points digitally. The app saves a consumer’s points balance and tracks the consumer’s interaction with the program. This 1 to 1 communication channel allows for personal messaging that drives engagement and encourages further consumer spend. During the promotional period, refinements to the program can be made based on behavioral data from BrandLoyalty’s 2,000+ previous programs.

The finite life of the program enables ROI results to be measured immediately, such as which household segments increased spend to meet the reward threshold for merchandise redemption.  Following the completion of each program, BrandLoyalty analyzes spending data to determine the grocer’s lift in market share and the program’s ROI.

BrandLoyalty’s Strategic Fit Supports:

(1)	Alignment with Alliance Data’s business model to use data and marketing to create, implement and measure loyalty programs across both traditional as well as digital channels;
(2)
Geographic expansion.  BrandLoyalty will be housed within the LoyaltyOne business segment.  A global thought leader in loyalty marketing, LoyaltyOne owns and operates the Canadian coalition loyalty program, the AIR MILES® Reward Program, and owns an approximately 37% stake in the Brazilian coalition loyalty program, dotz.  With this acquisition, LoyaltyOne expands its footprint beyond the Americas into Europe and Asia;

(3)
Product expansion.  While most of Alliance Data’s products have focused on a longer-term approach to creating customer loyalty, BrandLoyalty’s suite of products focuses on shorter-term promotional loyalty programs.  These products generate immediate customer engagement and lift in market share over a specific time frame.  When added to Alliance Data’s existing base of products, clients will have even more options across the enterprise from which to choose;

(4)
Compelling financial benefits.  The acquisition fits with Alliance Data’s growth model of high single-digit organic topline along with about 10% annual growth in EBITDA. Additionally, valuation was reasonable at 10x LTM EBITDA, which allows the deal to be immediately accretive on a core EPS basis.

Structure:  The terms of the transaction provide for a 60% majority ownership stake for Alliance Data upfront as well as a pathway toward 100% ownership.  As importantly, the structure “de-risks” Alliance Data’s investment, while providing a very strong incentive for BrandLoyalty’s current owners and management to continue to achieve significant growth goals.

Alliance Data will acquire 60% of BrandLoyalty for approximately US$360 million (cash plus assumed debt), and the amount can be increased via an earn-out payment based upon 2014 actual results. This “top-off” payment is a one-time event related exclusively to the initial 60% ownership stake. Alliance Data also has the ability to acquire the remaining 40% ownership stake over a four-year period, 10% per year,  based upon a predetermined valuation multiple.  If specified annual earnings targets are met, Alliance Data is required to take the additional 10% ownership for the year achieved. Overall, the structure enables Alliance Data to secure an attractive asset at a reasonable valuation and moderate risk levels, while also providing BrandLoyalty’s current management (owners) the ability to realize significant upside as they grow BrandLoyalty’s business.

Commentary:

Bryan Pearson, president of LoyaltyOne, stated “This transaction provides LoyaltyOne a significant opportunity to expand its footprint beyond the Americas and into the European and Asian markets.  Additionally, BrandLoyalty’s market leadership and broad depth of campaign-driven promotional loyalty programs for leading European and Asian grocery retailers aligns nicely with LoyaltyOne’s focused strategy to create lasting consumer engagement.”

Robert van der Wallen, founder and chief executive officer of BrandLoyalty, noted, “Our track record speaks volumes about the loyalty opportunity across the globe.  Having access to the analytic, marketing and digital platforms at Alliance Data will allow us to compete even more effectively in both our core European markets as well as new markets.  My team and I are believers in our approach and our ability to deliver strong, sustainable growth.”

Ed Heffernan, president and chief executive officer of Alliance Data, commented, “BrandLoyalty is a strong strategic fit and good management fit, and it offers a reasonable valuation.  Additionally, it will both expand our global footprint and product offerings, while providing incremental earnings to benefit shareholders.”

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

About LoyaltyOne
LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne’s unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.
LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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